Exhibit 10.7

AIR METHODS CORPORATION

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(Incentive Stock Option)

THIS STOCK OPTION AGREEMENT is made and entered into as of _________, by and between AIR METHODS CORPORATION (the “Company”) and _________ (the “Optionee”) (together, the “Parties”).

Recitals

I.           On May 20, 2015, the stockholders of the Company approved the Company’s 2015 Equity Incentive Plan (the “Plan”), which provides that employees, non-employee directors and consultants of the Company and its Subsidiaries may receive options to purchase Common Stock of the Company. Capitalized terms that are not defined herein shall have the meanings set forth in the Plan.

II.          The Plan permits the granting of incentive stock options, which conform to the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and non-incentive stock options, which do not qualify as incentive stock options under that Section.

III.         The Optionee has been selected to receive an incentive stock option pursuant to the Plan. To the extent that the Fair Market Value (determined on the Grant Date (as defined below)) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all equity compensation plans of the Company) exceeds $100,000, the option or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as non-incentive stock options.

IV.          The Optionee is desirous of obtaining the stock option on the terms and conditions herein contained.

Agreement

IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

1.          Grant of Option. The Company has granted to the Optionee, on _________ (the “Grant Date”), an option to purchase _________ shares of Common Stock of the Company (the “Option”) upon the terms and conditions herein set forth and subject to the terms and conditions of the Plan. The Option is granted as a matter of separate agreement, and not in lieu of any regular or special compensation for services.

2.          Exercise Price. The exercise price of the Option is $___ per share, which is not less than the Fair Market Value of a share of Common Stock on the date the Option was granted as specified in paragraph 1.

3.          Term. Unless sooner terminated or modified under the provisions of this Agreement, the Option shall continue and shall automatically expire at midnight on _________, the ___ anniversary of the Option grant.

4.          Vesting Schedule. The Option may be exercised by the Optionee to purchase the total number of shares specified in paragraph 1 in accordance with the following vesting schedule, provided the Optionee remains in the continuous service of the Company from the Grant Date through the vesting dates set forth below: (i) 1/3rd vesting on _________, (ii) 1/3rd vesting on _________, and (iii) 1/3rd vesting on _________.

The Optionee need not exercise any part of the Option when it becomes exercisable, but may accrue the fractional increments described above and exercise them in any later period, prior to expiration of the Option.

5.          Termination of Service. If the Optionee’s employment with the Company or a Subsidiary terminates for any reason other than the Optionee’s disability (as defined in Section 22(e)(3) of the Code), the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of the Optionee’s employment for a period of three months. If the Optionee’s employment is terminated because of the Optionee’s disability, the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of the Optionee’s employment for a period of twelve months. If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect. Any portion of the Option that is not vested and exercisable as of the date Optionee terminates employment shall expire and cease to be outstanding as of the date of such employment termination.

6.          Exercise upon Death; Option Not Transferable. In the event of the Optionee’s death, the Option may be exercised by the personal representative of the Optionee’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee’s will or under the applicable laws of descent and distribution. The Option may not be transferred, assigned, encumbered or alienated in any way, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

7.          Exercise. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise. Prior to the exercise of any part of the Option, the Optionee shall have a Form B reviewed and approved by the Company’s General Counsel. A copy of the Form B is attached to the Company’s Insider Trading Policy.

8.          Issuance of Shares. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to the Optionee’s personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby, or electronically deliver such shares to an account designated by the Optionee. The Optionee may designate a member of the Optionee’s immediate family as a co-owner of the said shares.

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9.          Securities Law Compliance. The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), covering the sale of the optioned shares to Optionee upon exercise of the Option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, the Optionee will acquire the optioned shares for the Optionee’s own account for investment purposes and not with any intent or view to any distribution, resale or other disposition of the optioned shares; (iii) the Optionee will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

10.         Change in Control. As provided in Section 7.2 of the Plan, in the event of a Change in Control, any unvested Option held by the Optionee shall become fully vested if the Administrator (as defined in the Plan) has not made appropriate provisions for the substitution, assumption, exchange or other continuation of the Option pursuant to the Change in Control; provided that even if the Administrator has made appropriate provisions for the substitution, assumption, exchange or other continuation of the Option pursuant to the Change in Control, any unvested Option held by the Optionee may become fully vested in the discretion of the Administrator.

11.         Employment Affirmation; No Employment Rights. In consideration of the granting by the Company of the Option, the Optionee hereby affirms that the Optionee has a present intention to remain in the employ and service of the Company for the period that this Option continues. This affirmation, however, shall confer no right on the Optionee to continue in the employ of the Company, nor interfere in any way with the right of the Company to discharge the Optionee at any time for any reason whatsoever, with or without cause.

12.         No Stockholder Rights. The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee.

13.         Governing Law. This Agreement is entered into and shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

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14.         Plan Incorporated. The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Option are made subject to any and all terms of the Plan.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above set forth.

AIR METHODS CORPORATION

By:
Name:
Title:

Name:

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